Exhibit 99.1

Analog Devices Reports Second Quarter Fiscal Year 2012 Results

NORWOOD, Mass.--(BUSINESS WIRE)--May 22, 2012--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its second quarter of fiscal year 2012, which ended May 5, 2012.

“ADI produced solid results for the second quarter. Compared to the immediately prior quarter, revenue grew 4%, led by strong sales across a wide range of industrial applications, and also increased sales into communications infrastructure applications. Diluted EPS grew 15%, well ahead of revenue growth, as gross margin and operating income expanded by 200 and 320 basis points, respectively. Operating cash flow continued to be very strong at $226 million, or approximately 34% of sales,” said Jerald G. Fishman, President and CEO. “Order rates and backlog also grew compared to the prior quarter, which leads us to plan for continued sequential growth of revenue in the third quarter.”

ADI also announced that the Board of Directors has declared a cash dividend of $0.30 per outstanding share of common stock. The dividend will be paid on June 12, 2012 to all shareholders of record at the close of business on June 1, 2012.

Results for the Second Quarter of Fiscal 2012

  Revenue totaled $675 million
  Gross margin was 65.2% of revenue
  Operating margin was 31.5% of revenue
  Diluted EPS was $0.53
  Cash flow from operations was $226 million, or 33.5% of revenue

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the second quarter of fiscal year 2012, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market and revenue by product type is provided on Schedules D and E. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the Third Quarter of Fiscal 2012

  Revenue estimated to increase sequentially by approximately 1% to 4%
  Gross margin estimated to increase sequentially by approximately 50 basis points
  Operating expenses estimated to be approximately $231 million
  Diluted EPS estimated at $0.54 to $0.58

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the second quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI.")

A replay will be available almost immediately after the call. The replay may be accessed for up to one week by dialing 855-859-2056 (replay only) and providing the conference ID: 79449854, or by visiting investor.analog.com.

Non-GAAP Financial Information for Fiscal Year 2011 Second Quarter

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule F of this press release provides the reconciliation of the Company’s non-GAAP measures to its GAAP measures.

Manner in Which Management Uses the Non-GAAP Financial Measures

Management uses non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

Economic Substance Behind Management’s Decision to Use Non-GAAP Financial Measures

The items excluded from the non-GAAP measures were excluded because they are of a non-recurring or non-cash nature.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Item. In the second quarter of fiscal year 2011, we recorded a one-time $10.8 million tax benefit for a settlement with the Internal Revenue Service related to certain tax matters for the fiscal 2004 through fiscal 2007 tax years. We excluded this tax-related item from our non-GAAP measures because it is not associated with the tax expense on our current operating results.

Why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors

Management believes that the presentation of non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Material Limitations Associated with Use of the Non-GAAP Financial Measures

Analog Devices believes that non-GAAP diluted EPS has material limitations in that it does not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Management’s Compensation for Limitations of Non-GAAP Financial Measures

Management compensates for these material limitations in non-GAAP diluted EPS by also evaluating our GAAP results and the reconciliations of our non-GAAP measures to the most directly comparable GAAP measures. Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, and other financial results, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: sovereign debt issues globally, any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Second Quarter, Fiscal 2012

Schedule A
Revenue and Earnings Summary (GAAP)
(In thousands, except per-share amounts)

	Three Months Ended
	2Q 12	1Q 12	2Q 11
	May 5, 2012	Feb. 4, 2012	April 30, 2011
Revenue	$675,094	$648,058	$790,780
Year-to-year change	-15%	-11%	18%
Quarter-to-quarter change	4%	-10%	9%
Cost of sales (1)	234,639	238,668	256,566
Gross margin	440,455	409,390	534,214
Gross margin percentage	65.2%	63.2%	67.6%
Year-to-year change (basis points)	-240	-300	260
Quarter-to-quarter change (basis points)	200	-110	140
Operating expenses:
R&D (1)	127,537	124,378	130,460
Selling, marketing and G&A (1)	99,992	99,045	105,268
Special charges	-	2,595	-
Total operating expenses	227,529	226,018	235,728
Total operating expenses percentage	33.7%	34.9%	29.8%
Year-to-year change (basis points)	390	430	-320
Quarter-to-quarter change (basis points)	-120	350	-80
Operating income	212,926	183,372	298,486
Operating income percentage	31.5%	28.3%	37.7%
Year-to-year change (basis points)	-620	-730	570
Quarter-to-quarter change (basis points)	320	-460	210
Other expense	1,472	3,286	1,730
Income before income tax	211,454	180,086	296,756
Provision for income taxes	48,555	40,704	54,930
Tax rate percentage	23.0%	22.6%	18.5%
Net income	162,899	139,382	241,826

Shares used for EPS - basic	298,130	297,788	299,923
Shares used for EPS - diluted	305,921	305,531	309,619

Earnings per share - basic	$0.55	$0.47	$0.81
Earnings per share - diluted	$0.53	$0.46	$0.78

Dividends paid per share	$0.30	$0.25	$0.22

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,671	$1,807	$1,900
R&D	$5,162	$5,885	$5,794
Selling, marketing and G&A	$5,267	$5,640	$5,199

Analog Devices, Second Quarter, Fiscal 2012

Schedule B
Selected Balance Sheet Information (GAAP)
(In thousands)

	2Q 12	1Q 12	2Q 11
	May 5, 2012	Feb. 4, 2012	April 30, 2011
Cash & short-term investments	$3,752,625	$3,667,398	$3,431,365
Accounts receivable, net	330,282	301,999	414,579
Inventories (1)	303,742	297,160	293,780
Other current assets	135,880	128,611	153,014
Total current assets	4,522,529	4,395,168	4,292,738
PP&E, net	478,959	475,689	473,662
Investments	30,209	30,954	29,475
Goodwill and intangible assets	309,092	286,339	261,283
Other	71,701	89,684	103,241
Total assets	$5,412,490	$5,277,834	$5,160,399

Deferred income on shipments to distributors, net	$244,150	$227,261	$269,530
Other current liabilities	314,424	270,794	318,628
Long-term debt, non-current	847,983	855,662	892,432
Non-current liabilities	80,793	81,682	97,811
Shareholders' equity	3,925,140	3,842,435	3,581,998
Total liabilities & equity	$5,412,490	$5,277,834	$5,160,399

(1) Includes $2,318, $2,428 and $2,432 related to stock-based compensation in 2Q12, 1Q12 and 2Q11, respectively.

Analog Devices, Second Quarter, Fiscal 2012

Schedule C
Cash Flow Statement (GAAP)
(In thousands)

	Three Months Ended
	2Q 12	1Q 12	2Q 11
	May 5, 2012	Feb. 4, 2012	April 30, 2011
Cash flows from operating activities:
Net Income	$162,899	$139,382	$241,826
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	26,871	28,243	29,466
Amortization of intangibles	18	-	340
Stock-based compensation expense	12,100	13,332	12,893
Gain on sale of investments	(1,231)	-	-
Excess tax benefit - stock options	(2,602)	(1,896)	(32,407)
Other non-cash activity	(981)	591	537
Deferred income taxes	(7,762)	3,623	(9,334)
Changes in operating assets and liabilities	36,657	31,545	(46,683)
Total adjustments	63,070	75,438	(45,188)
Net cash provided by operating activities	225,969	214,820	196,638
Percent of total revenue	33.5%	33.1%	24.9%

Cash flows from investing activities:
Additions to property, plant and equipment	(30,137)	(25,289)	(34,141)
Proceeds related to sale of investments	1,506	-	-
Payments for acquisitions, net of cash acquired	(24,158)	-	-
Purchases of short-term available-for-sale investments	(2,235,601)	(2,192,874)	(994,618)
Maturities of short-term available-for-sale investments	1,635,795	1,659,792	828,800
Sales of short-term available-for-sale investments	109,734	151,841	19,966
(Increase) decrease in other assets	(1,650)	327	(4,044)
Net cash used for investing activities	(544,511)	(406,203)	(184,037)

Cash flows from financing activities:
Proceeds from long-term debt	-	-	370,507
Term loan repayments	(3,625)	(15,625)	(3,625)
Early termination of swap agreements	18,520	-	-
Dividend payments to shareholders	(89,402)	(74,416)	(65,999)
Repurchase of common stock	(44,017)	(78,380)	(67,552)
Net proceeds from employee stock plans	38,752	48,647	46,112
Contingent consideration payment	-	(1,991)	-
(Decrease) increase in other financing activities	(7,155)	5,166	(1,801)
Excess tax benefit - stock options	2,602	1,896	32,407
Net cash (used for) provided by financing activities	(84,325)	(114,703)	310,049
Effect of exchange rate changes on cash	491	(1,572)	1,790

Net (decrease) increase in cash and cash equivalents	(402,376)	(307,658)	324,440
Cash and cash equivalents at beginning of period	1,097,442	1,405,100	1,570,321
Cash and cash equivalents at end of period	$695,066	$1,097,442	$1,894,761

Analog Devices, Second Quarter, Fiscal 2012

Schedule D
Revenue Trends by End Market

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	May 5, 2012				Feb. 4, 2012	April 30, 2011
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$323,441	48%	12%	-16%	$288,673	$386,697
Automotive	118,009	17%	-2%	10%	120,497	107,171
Consumer	107,994	16%	-8%	-20%	116,885	135,256
Communications	125,650	19%	3%	-22%	122,003	161,656
Total Revenue	$675,094	100%	4%	-15%	$648,058	$790,780

Analog Devices, Second Quarter, Fiscal 2012

Schedule E
Revenue Trends by Product Type

The categorization of our products into broad categories is based on the characteristics of the individual products, the specification of the products and in some cases the specific uses that certain products have within applications. The categorization of products into categories is therefore subject to judgment in some cases and can vary over time. In instances where products move between product categories we reclassify the amounts in the product categories for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each product category.

	Three Months Ended
	May 5, 2012				Feb. 4, 2012	April 30, 2011
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Converters	$300,040	44%	5%	-14%	$285,133	$350,187
Amplifiers / Radio Frequency	177,813	26%	8%	-17%	164,456	213,140
Other analog	90,790	13%	-6%	-18%	96,238	111,037
Subtotal Analog Signal Processing	568,643	84%	4%	-16%	545,827	674,364
Power management & reference	46,060	7%	3%	-18%	44,865	56,125
Total Analog Products	$614,703	91%	4%	-16%	$590,692	$730,489
Digital Signal Processing	60,391	9%	5%	0%	57,366	60,291
Total Revenue	$675,094	100%	4%	-15%	$648,058	$790,780

Analog Devices, Second Quarter, Fiscal 2012

Schedule F
Reconciliation from Non-GAAP to GAAP Data (In thousands, except per-share amounts)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	2Q 12	1Q 12	2Q 11
	May 5, 2012	Feb. 4, 2012	April 30, 2011

GAAP Diluted EPS	$0.53	$0.46	$0.78
IRS Tax Settlement	$-	$-	$(0.035)
Non-GAAP Diluted EPS (1)	$0.53	$0.46	$0.75

(1) The sum of the individual per share amounts may not equal the total due to rounding.

CONTACT:
Analog Devices, Inc.
Maria Tagliaferro, 781-461-3282
781-461-3491 (fax)
investor.relations@analog.com